UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2023

CENTRAL PLAINS BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41844	93-2239246
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

221 South Locust Street, Grand Island, Nebraska	68801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 382-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CPBI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2023, Home Federal Savings and Loan Association of Grand Island (“Home Federal Savings”) entered into an employment agreement with Steven D. Kunzman, Chairman of the Board of Directors, President and Chief Executive Officer.  Home Federal Savings has entered into this agreement in connection with its recently-completed mutual-to-stock conversion and related stock offering.
The employment agreement has an initial term of three years.  Commencing on the first anniversary of the date of the employment agreement and continuing each anniversary thereafter, the term of the agreement will extend for an additional year, so that the term again becomes three years.  However, at least 30 days before the anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Kunzman and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement.  If the board of directors determines not to extend the term, it must notify Mr. Kunzman before the applicable anniversary date and the term of the agreement will expire at the end of the current term.  If a change in control occurs during the term of the employment agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.
The employment agreement provides Mr. Kunzman will receive an annual base salary of $227,000.  The board of directors will review Mr. Kunzman’s base salary at least annually and the base salary may be increased, but not decreased.  In addition to receiving a base salary, Mr. Kunzman will participate in any bonus programs and benefit plans made available to senior management employees.  Home Federal Savings will also reimburse Mr. Kunzman for all reasonable business expenses incurred in performing his duties, as well for a membership of a local country club.  Home Federal Savings will also provide Mr. Kunzman with the use of a bank-owned automobile.
In the event Mr. Kunzman voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (i.e., the “Accrued Obligations”).

In the event Mr. Kunzman’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement.  In addition, if Mr. Kunzman elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.
In the event Mr. Kunzman’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus three times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years.  In addition, if Mr. Kunzman elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.
For purposes of the employment agreement, “good reason” includes (i) a material reduction in Mr. Kunzman’s authority, duties or responsibilities, (ii) a material reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from Home Federal Savings’ home office location, or (iv) a material breach of the employment agreement by Home Federal Savings.
Should Mr. Kunzman become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by Home Federal Savings.  If Mr. Kunzman dies while employed by Home Federal Savings, his beneficiaries will receive the Accrued Obligations plus any benefit payable under any life insurance program sponsored by Home Federal Savings.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Kunzman will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

 In connection with the conversion and stock offering, on October 24, 2023, Home Federal Savings and Loan Association of Grand Island also entered into change in control agreements with Lisa A. Harris, Executive Vice President and Chief Operating Officer and Kurt A. Haecker, Executive Vice President and Chief Lending Officer.
The change in control agreements have initial terms of three years.  At least 30 days before the anniversary date of the agreements, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of the executives and affirmatively approve any extension of the agreements for an additional year or determine not to extend the term of the agreements.  If the board of directors determines not to extend the term of an agreement, it must notify the executive before the applicable anniversary date and the term of the agreement will expire at the end of the current term.  If a change in control occurs during the term of the change in control agreement, the term of the agreement will automatically renew for two years from the effective date of the change in control.

In the event the executive’s employment involuntary terminates for reasons other than cause, or in the event of the executive’s resignation for “good reason,” (which is defined substantially in the same manner as the term is defined in the employment agreements), during the term of the executive’s agreement, the executive will receive a severance payment, paid in a single lump sum, equal to three times the sum of (i) the executive’s base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years.  In addition, if the executive elects COBRA coverage, the executive will be reimbursed for the executive for the monthly COBRA premium payments for up to 18 months.

Item 9.01   Financial Statements and Exhibits
(d) Exhibits
Exhibit Description
10.1 Employment Agreement with Steven D. Kunzman

10.2 Change in Control Agreement with Lisa A. Harris

10.3 Change in Control Agreement with Kurt A. Haecker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTRAL PLAINS BANCSHARES, INC.

DATE: October 26, 2023	By:	/s/ Steven D. Kunzman
Steven D. Kunzman
Chairman of the Board, President and Chief Executive Officer